UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 29, 2016

OncoCyte Corporation
(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue, Suite 102
Alameda, California 94501
(Address of principal executive offices)

(510) 775-0515
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Director

On August 29, 2016, our Board of Directors appointed Don M. Bailey to the Board of Directors to fill the vacancy created by the resignation of Michael D. West.  Mr. Bailey will also serve on the Audit Committee and on the Nominating/Corporate Governance Committee of the Board.

Mr. Bailey, 70, Bailey served as President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. from November 2007 until Questcor was acquired by Mallinckrodt plc in August 2014. He was also a director of Mallinckrodt plc from August 2014 to March 2016, and during this time he was the Chairman of its portfolio committee. He initially joined the Questcor board in 2006 as an independent director.  Mr. Bailey is non-executive Chairman of the Board of Directors of Asterias Biotherapeutics, Inc. From June 2015 until May 2016 Mr. Bailey was also a director and audit committee Chair of Biotie Therapeutics Corp., a clinical-stage pharmaceutical company headquartered in Turku, Finland. Mr. Bailey was the non-executive Chairman of the board of directors of STAAR Surgical Company from April 2005 until January 2014 and a member of its board until June 2014. STAAR Surgical Company is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Mr. Bailey was the Chairman of the board of directors of Comarco, Inc., a defense services company transformed into a wireless communication products company, from 1998 until 2007, where he served as Chief Executive Officer from 1991 until 2000. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California, and an M.B.A. from Pepperdine University. Mr. Bailey has also served as a board member on several non-profit and academic enterprises. Mr. Bailey serves on the board of the Business School at Chapman University in Orange, CA and is a Founding Board member of the University of California Irvine’s (UCI) Applied Innovation Institute.

Mr. Bailey will receive the standard compensation approved for non-employee directors and members of the Audit Committee and on the Nominating/Corporate Governance Committee.  As a non-employee director, Mr. Bailey will receive an annual cash fee of $20,000, plus $1,000 for each regular or special meeting of the Board of Directors attended or $500 for each meeting attended by telephone conference call. In addition to cash fees, as a non-employee director Mr. Bailey will receive options to purchase 20,000 shares of common stock under our 2010 Stock Option Plan (the “Plan”).  The annual fee of cash will be paid, and the stock options granted will vest and become exercisable, in four equal quarterly installments, provided that the non-employee director remains a director on the last day of the applicable quarter. The options will expire if not exercised five years from the date of grant.  As a member of the Audit Committee, Mr. Bailey will receive an annual cash fee of $7,000 for serving on the Audit Committee, and an annual cash fee of $5,000 for serving on the Nominating/Corporate Governance Committee, and $1,000 for each committee meeting attended in person, and $500 for each committee meeting attended by telephone.

Mr. Bailey purchased 230,769 shares of OncoCyte common stock and 230,769 OncoCyte stock purchase warrants for $750,000 in a private placement that we completed on August 29, 2016.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated August 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: August 29, 2016	By:	s/Russell Skibsted
Russell Skibsted
Chief Financial Officer